UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  September 5, 2014

MAGNETEK, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-10233	95-3917584
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N49 W13650 Campbell Drive
Menomonee Falls, WI	53051
(Address of Principal Executive Offices)	(Zip Code)

(262) 783-3500
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

The information provided in Item 3.02 of this Current Report is incorporated herein by reference.

Item 3.02 - Unregistered Sale of Equity Securities.

On September 5, 2014, Magnetek, Inc., a Delaware corporation (the “Company”), entered into a Contribution Agreement (the “Contribution Agreement”) with Evercore Trust Company, N.A. (“Evercore”) pursuant to which the Company agreed to make a voluntary excess contribution of 250,000 shares of the Company’s Common Stock, $0.01 par value (the “Shares”), to the Magnetek FlexCare Plus Retirement Plan Trust (the “Trust”) in a private placement, and Evercore accepted such contribution on behalf of the Trust. The Company believes that the contribution was exempt from registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended. Evercore, on behalf of the Trust, represented that the Trust was an accredited investor and acknowledged that the Shares were not registered and that Shares would be endorsed with restrictive legends.

Simultaneously with the execution of the Contribution Agreement, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Evercore pursuant to which the Company agreed to provide certain registration rights with respect to the Shares. In accordance with the terms of the Registration Rights Agreement, the Company intends to file a Registration Statement on Form S-3 on or about September 8, 2014 for the purpose of registering the resale of the Shares.

Item 9.01 - Financial Statements and Exhibits.

Exhibit No.	Description

4.1	Registration Rights Agreement, dated September 5, 2014, by and between the Company and Evercore Trust Company, N.A.

10.1	Contribution Agreement, dated September 5, 2014, by and between the Company and Evercore Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNETEK, INC.

Dated: September 8, 2014	By:	/s/ Marty J. Schwenner
Marty J. Schwenner
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Registration Rights Agreement, dated September 5, 2014, by and between the Company and Evercore Trust Company, N.A.

10.1	Contribution Agreement, dated September 5, 2014, by and between the Company and Evercore Trust Company, N.A.